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                                                                    Exhibit 10.4

                         LEASE CONTRACT ("THE CONTRACT")

Lessor:  Jiangxi Province Nanchang Organic Fertilizer Factory ("Party A")
Lessee:  Jiangxi Fenglin Chemical Industry Company Ltd ("Party B")

Parties A and B based on sincere co-operation in order to operate a successful joint-venture corporation-- Jiangxi Fenglin Chemical Industry Company Ltd, enter this lease Contract in related to the lease of Party A's industrial land, plants, equipment with the following terms:

ARTICLE ONE         LEASED AREA AND CONTENTS

Party A owns industrial production land area ("Leased Area") within the walls, plants and equipment, these include organic compound fertilizer production line of annual capacity of 25,000 tons together with material and finished products warehouses, repair workshop and tools, laboratory and tools; Methyl Vinyl Silicon Rubber production line of annual capacity of 100 tons, Hydroxyl Methyl Silicon oil production line of annual capacity of 25 tons and production line for Methyl Vinyl Cyclohexane of annual capacity of 3 tons together with material and finished products warehouses, boiler and boiler room, laboratory and equipment; and water supply & drainage, power supply transformer, offices and related equipment.

ARTICLE TWO         LEASED PERIOD, RENT AND TERMS OF PAYMENT

Leased for a period of five (5) years, effective from the date of this Contract. Annual rent is RMB One Hundred Eighty Thousand (RMB180,000), payable by two installments per year, each in half year's time of 50% each, payable by Party B to Party A at the first month of each of the half year period of the leasing years. If payment is in arrears, 1% interest per month will be added for the first three months; after 3 months but less then half year penalty will be added, based on 5% on the overdue rent amount; over half year, Party A has the right to terminate The Contract and demand for compensation.

ARTICLE THREE       LEASED ITEMS AND USAGE

Within one month from the effective dates of this Contract and the Joint-venture contract of Jiangxi Fenglin Chemical Industrial Company Ltd, both Parties shall appoint representatives to carry out inventory counts and prepare record book ("The Record"), and sign up memorandum in related to the status of fixed assets; Fenglin Chemical Industry Company Ltd will purchase and take over the existing material, finished products and parts based on prevailing market price after inventory check; on completion of the above procedure and on completion of capital and cash injection to the joint-venture company, hand-over procedure should be carried out. Party A also owns some other idle production facilities within the Leased Area. Party A is allowed to dispose these facilities gradually within six months and it may be extended to one year if it would not affect the operations of the Lessee.


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ARTICLE FOUR        MAINTENANCE, RENOVATION AND RE-SELL OF LEASED ITEMS

Party B should make proper use of the facilities so leased in accordance with their designed capacities and methodology, maintain these facilities, carry out normal repairs, not to overload, nor work against the methodology. If the leased items were damaged as a result of this it will be the responsibility of Party B to compensate.

On or before the expiration of this Contract, the Lessee, due to the requirement of production and expansion, may carry out renovation or dismantling of the plants and facilities. This requires the consent of Party A and valuation by expert is needed to determine the residue values. Fenglin Chemical Industry Company Ltd is required to purchase the items before renovation or dismantle.

ARTICLE FIVE        RETURN & INSPECTION OF LEASED ITEMS AFTER CONTRACT EXPIRED

Lessee is required to return the leased items to Lessor in accordance with The Record prepared as per Article Three above for completeness. Hand-over procedure should carried out by representatives from both Parties.

ARTICLE SIX         TERMINATION AND EXTENSION OF LEASE & RESPONSIBITY ON BREACH
                    OF CONTRACT

Except caused by force majeure, any cause of for termination of this Contract should be responsible by the Party who so causes and the Party should be responsible for the compensation for the loss due to the termination of The Contract.

On expiration of this Contract, any Party may request to extend and being accepted by the other Party, both Parties should make joint consultation and enter into contract accordingly.

ARTICLE SEVEN       SETTLEMENT OF DISPUTES

From the effective date of this Contract, both Parties shall act accordingly. Due to the breach of one Party, the other Party has the right to demand for compensation for the loss due to the breach.

Any disputes arising from the execution of the Contract shall be settled through friendly consultations between both Parties. In case no settlement can be reached, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of China Council for the Promotion of International Trade for arbitration in accordance with its rules of procedures. The arbitrated award is final and binding upon both Parties.


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ARTICLE EIGHT       THE EFFECTIVENESS OF THE CONTRACT

The Contract shall be written in Chinese version with four printed true copies, each Party holds two copies and became effective after both Parties have signed.




Party A: Jiangxi Province Nanchang Organic Fertilizer Factory

                               Representative: Factory Manager
                                                         SIGNED



Party B: Jiangxi Fenglin Chemical Industry Company Ltd.

                               Representative: Director
                                                         SIGNED


                               October 18, 1996


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